Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information presents the unaudited pro forma condensed combined statements of income (loss) for the year ended December 31, 2020, and the six months ended June 30, 2021, and the unaudited pro forma condensed combined statement of financial position as of June 30, 2021. The unaudited pro forma condensed combined financial information includes the previously reported results of Village Farms International, Inc. (“Village Farms”, the “Company”, “we”, “us” or “our”), incorporated under the Canada Business Corporations Act, and Balanced Health Botanicals LLC (“Balanced Health”), a Colorado limited liability company, after giving pro forma effect to Village Farms’ acquisition of Balanced Health (the “Balanced Health Acquisition”) described in the following paragraphs and accompanying notes.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X and applicable Canadian securities laws. The unaudited pro forma adjustments reflecting the Balanced Health Acquisition have been prepared in accordance with the acquisition method of accounting in accordance with Financial Accounting Standard Board Accounting Standards Codification (“ASC”) Topic 805, Business Combinations.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or consolidated financial condition would have been had the Balanced Health Acquisition actually occurred on January 1, 2021 for the statements of income (loss) and comprehensive income (loss), and on June 30, 2021 for the statement of financial position, nor does it purport to project the future consolidated results of operations or consolidated financial condition for any future period or as of any future date. The assumed accounting for the Balanced Health Acquisition, including estimated purchase consideration, is based on provisional amounts and the associated purchase accounting is not final. The preliminary allocation of the purchase price to the acquired tangible and intangible assets and assumed liabilities is based upon the preliminary estimate of fair values. The unaudited pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. All pro forma adjustments and their underlying assumptions are described more fully in the notes to the unaudited pro forma condensed combined financial information.

The Balanced Health Acquisition

On August 16, 2021, the Company entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”), by and among Village Farms, Balanced Health and the other parties thereto, including the members of Balanced Health (collectively, the “Sellers”), which provided for the acquisition of a 100% interest in Balanced Health, for a total purchase price comprised of a cash purchase price of $30 million, and an aggregate of 4,707,113 of our common shares that were issued to the Sellers on a private placement basis valued at an aggregate of $45 million, based on the volume weighted average trading price on The Nasdaq Stock Market LLC (“Nasdaq”) for the ten (10) trading days ending the day prior to the closing date of the Balanced Health Acquisition (the “Closing Date”).

In connection with the Balanced Health Acquisition, each of the Sellers entered into a lock-up agreement with us, pursuant to which each such Seller has agreed not to resell the Village Farms common shares received as consideration in the Balanced Health Acquisition until such common shares cease to be “Restricted Shares” (as defined in the Purchase Agreement) (“Restricted Shares”).  Under the terms of the Purchase Agreement and the lock-up agreements, such common shares cease to be Restricted Shares, as follows: (i) with respect to one-fourth (1/4) of such common shares, on the Closing Date; (ii) with respect to an additional one-fourth (1/4) of such common shares, on the last day of the four (4) month period following the Closing Date; (iii) with respect to an additional one-fourth (1/4) of such common shares, on the last day of the eight (8) month period following the Closing Date; and (iv) with respect to an additional one-fourth (1/4) of such common shares, on the last day of the twelve (12) month period following the Closing Date.

Village Farms International, Inc.
Unaudited Pro Forma Combined Statement of Financial Position
As of June 30, 2021
(In thousands of United States dollars)

	Historical Village Farms	Historical Balanced Health (Note 1)	Transaction Accounting Adjustments (Note 2)	(Note)	Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	114,029	5,224	(30,000)	2(a)(d)	89,253
Restricted cash	9,157	250			9,407
Trade receivables, net	41,303	748			42,051
Inventories	48,607	1,917			50,524
Other receivables	756	-			756
Income taxes receivable	21	-			21
Prepaid expenses, deposits and other current assets	8,127	760			8,887
Total current assets	222,000	8,899	(30,000)		200,899

Non-current assets
Property, plant and equipment	196,236	2,025			198,261
Right-of-use assets	3,267	-	5,158	2(b)	8,425
Note receivable from joint ventures	3,344	-			3,344
Investment in minority interests	2,227				2,227
Deferred tax asset	15,869	-			15,869
Goodwill	24,698	-	66,820	2(c)	91,518
Intangibles	17,311	144			17,455
Other assets	2,432	352			2,784
Total assets	487,384	11,420	41,978		540,782

LIABILITIES
Current liabilities
Trade payables	19,425	591			20,016
Current maturities of long-term debt, net of issuance costs	10,889	7,616	(7,616)	2(d)	10,889
Accrued liabilities	28,818	592	192	2(a)	29,602
Lease liabilities - current	1,149	-	509	2(b)	1,658
Income taxes payable	1,760	39			1,799
Loyalty program liability	-	2,304			2,304
Accrued interest	-	1,463	(1,463)	2(d)	-
Sales taxes payable		1,769			1,769
Other current liabilities	4,752	559			5,311
Total current liabilities	66,793	14,933	(8,378)		73,348

Non-current liabilities
Long-term debt, net of issuance costs	54,583	2,062	(2,062)	2(d)	54,583
Deferred tax liability	18,292	-			18,292
Deferred rent	-	441	(441)	2(b)	-
Lease liabilities - non-current	2,285	-	5,091	2(b)	7,376
Other liabilities	1,895	-			1,895
Total liabilities	143,848	17,436	(5,790)		155,494

SHAREHOLDERS' EQUITY
Common stock	302,497	(7,588)	41,752	2(e)	344,249
			7,588	2(f)
Additional paid in capital	6,748	-			6,748
Accumulated other comprehensive loss	10,332	(44)	44	2(f)	10,332
Retained earnings	23,959	1,616	(1,616)	2(f)	23,959
Total shareholders' equity	343,536	(6,016)	47,768		385,288
Total liabilities and shareholders' equity	487,384	11,420	41,978		540,782

The accompanying notes are an integral part of the Unaudited Pro Forma Financial Statements.

Village Farms International, Inc.
Unaudited Pro Forma Combined Statement of Income (Loss) and Comprehensive Income (Loss)
For the Year Ended December 31, 2020
(In thousands (USD), except per share data or where noted otherwise)

	Historical Village Farms	Historical Balanced Health Botanicals (Note 1)	Transaction Accounting Adjustments (Note 2)	(Note)	Pro Forma Combined

Sales	$170,086	$36,815			$206,901
Cost of sales	(159,126)	(18,929)			(178,055)
Gross margin	10,960	17,886			28,846
Selling, general and administrative expenses	(19,086)	(24,351)			(43,437)
Stock compensation	(6,142)	-			(6,142)
Interest expense	(2,056)	-	2,056	2(d)	-
Interest income	625	-			625
Foreign exchange gain (loss)	(136)	-			(136)
Gain on settlement agreement	4,681	-			4,681
Gain on acquisition	23,631	-			23,631
Other income (expense)	49	(1,880)			(1,831)
Loss on disposal of assets	(922)	-			(922)
Loss on joint venture loans	(3,791)	-			(3,791)
Income (loss) before taxes and earnings of unconsolidated entities	7,813	(8,345)			(532)
Recovery of income taxes	2,790	-			2,790
Income (loss) from consolidated entities after income taxes	10,603	(8,345)			2,258
Equity earnings of unconsolidated entities	1,005	-			1,005
Net income (loss)	$11,608	$(8,345)			$3,263

Basic income per share	$0.20				$0.05
Diluted income per share	$0.19				$0.05

Weighted average number of common shares used in the computation of net loss per share:

Basic	58,526		4,707	2(g)	63,233

Diluted	61,490		4,707	2(g)	66,197

Net income (loss)	$11,608	$(8,345)			$3,263
Other comprehensive income (loss):
Foreign currency translation adjustment	6,730	-			6,730
Comprehensive loss	$18,338	$(8,345)			$9,993

The accompanying notes are an integral part of the Unaudited Pro Forma Financial Statements.

Village Farms International, Inc.
Unaudited Pro Forma Combined Statement of Income (Loss) and Comprehensive Income (Loss)
For the Six Months Ended June 30, 2021
(In thousands (USD), except per share data or where noted otherwise)

	Historical Village Farms	Historical Balanced Health (Note 1)	Transaction Accounting Adjustments (Note 2)	(Note)	Pro Forma Combined

Sales	$122,770	$15,418			$138,188
Cost of sales	(115,198)	(5,332)			(120,530)
Gross margin	7,572	10,086			17,658
Selling, general and administrative expenses	(17,117)	(8,076)			(25,193)
Stock compensation	(3,885)	-			(3,885)
Interest expense	(1,339)	(676)	676	2(d)	(1,339)
Interest income	49	-			49
Foreign exchange loss	(311)	(1)			(312)
Other (expense) income	(235)	2			(233)
Gain on extinguishment of debt	-	1,375			1,375
Loss on disposal	(40)	(2)			(42)
(Loss) income before taxes and earnings of unconsolidated entities	(15,306)	2,708			(12,598)
Recovery of income taxes	3,620	-			3,620
(Loss) income from consolidated entities after income taxes	(11,686)	2,708			(8,978)
Equity losses of unconsolidated entities	(213)	-			(213)
Net (loss) income	$(11,899)	$2,708			$(9,191)

Basic loss per share	$(0.15)				$(0.11)
Diluted loss per share	$(0.15)				$(0.11)

Weighted average number of common shares used in the computation of net loss per share:

Basic	78,560		4,707	2(g)	83,267

Diluted	78,560		4,707	2(g)	83,267

Net (loss) income	$(11,899)	$2,708			$(9,191)
Other comprehensive (loss) income:					-
Foreign currency translation adjustment	4,077	-			4,077
Comprehensive (loss) income	(7,822)	2,708			(5,114)

The accompanying notes are an integral part of the Unaudited Pro Forma Financial Statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

(In thousands of United States dollars, except share and per share data)

1.	Basis of Pro Forma Presentation

The accompanying unaudited pro forma condensed financial information presents the unaudited pro forma statement of income (loss) and unaudited pro forma statement of financial position of Village Farms based on the historical consolidated financial statements of Village Farms and Balanced Health after giving effect to the Balanced Health Acquisition, and pro forma adjustments as described in these notes. Pro forma adjustments are included only to the extent they are (i) directly attributable to the Balanced Health Acquisition, (ii) factually supportable, and (iii) with respect to the statement of income (loss) only, expected to have a continuing impact on the consolidated results. The unaudited pro forma statements of income (loss) do not reflect non-recurring expenses directly attributable to the Balanced Health Acquisition, including fees to banks, attorneys, accountants and other professional advisors, and other transaction-related costs. However, the impacts of such expenses incurred prior to the statement of position date are reflected in the unaudited pro forma statement of financial position as accrued liabilities. This amount does not include estimates for fees that are not readily determinable or factually supportable. The unaudited pro forma statement of income (loss) for the year ended December 31, 2020, and for the six months ended June 30, 2021, give effect to the Balanced Health Acquisition as if it had occurred on January 1, 2020. The unaudited pro forma statement of financial position gives effect to the Balanced Health Acquisition as if it had occurred on June 30, 2021.

        Village Farms’ historical consolidated financial statements as of and for the year ended December 31, 2020, and unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2021, were prepared in accordance with United States’ generally accepted accounting principles (“U.S. GAAP”) and are shown in United States dollars. In preparing the unaudited pro forma financial statements, a preliminary review was undertaken to identify any accounting policy differences between the accounting policies used by Balanced Health and those of the Company where the impact was potentially material and could be reasonably estimated. The significant accounting policies of Balanced Health conform, in all material respects, to those of the Company except for the accounting for leases. A final review will be completed after closing to ensure all differences have been identified and recognized.

        The Balanced Health Acquisition has been accounted for using the acquisition method of accounting, which requires an allocation of the purchase price to the tangible and intangible assets acquired and liabilities assumed, based on their fair values as of the date of the Balanced Health Acquisition. As of the date of this Current Report on Form 8-K/A, Village Farms has not completed the detailed valuation study necessary to arrive at the required final estimates of the fair value of Balanced Health’s tangible and intangible assets to be acquired and liabilities to be assumed and the related allocations of the purchase price. Village Farms will record all assets acquired and liabilities assumed at their respective acquisition date fair values at the effective time of the Balanced Health Acquisition. As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma financial information presented herein. Village Farms has estimated the fair value of Balanced Health’s assets and liabilities based on discussions with Balanced Health’s management. The final purchase price allocation may be materially different than that reflected in the pro forma purchase price allocation presented herein.

Preliminary Purchase Consideration

The preliminary estimated purchase consideration of approximately $72.0 million was determined as of August 16, 2021, based on a cash purchase price of $30 million, and an aggregate of 4,707,113 of our common shares that were issued to the owners of Balance Health on a private placement basis with an aggregate fair value of $41.8 million, plus a working capital adjustment of $0.2 million.

The Balanced Health Acquisition constitutes a business combination in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805 - Business Combinations (“ASC 805”), with Village Farms as the acquirer. Accordingly, Village Farms has applied the

NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

(In thousands of United States dollars, except share and per share data)

principles of ASC 805 to the pro forma accounting for the acquisition of Balanced Health, which requires Village Farms to recognize Balanced Health’s identifiable tangible and intangible assets acquired and liabilities assumed at fair value, recognize consideration transferred in the Balanced Health Acquisition at fair value and recognize goodwill, if any, as the excess of consideration transferred over the net of the acquisition date fair value of identifiable tangible and intangible assets acquired and liabilities assumed.

The table below summarizes the preliminary purchase consideration:

	Shares	Share Price	Amount
Consideration paid
Cash			$ 30,000
Village Farms common shares	4,707,113	$8.87	41,752
Working capital adjustment			192
Total fair value of consideration			$ 71,944

2.	Purchase Accounting and Other Pro Forma Adjustments

The following adjustments have been made to the unaudited pro forma information to reflect certain preliminary purchase price accounting and other pro forma adjustments. Further review may identify additional adjustments that could have a material impact on the consolidated company. As of the date of this Current Report on Form 8-K/A, Village Farms is not aware of any additional transaction related adjustments that would have a material impact on the unaudited pro forma financial information that are not reflected or disclosed in the pro forma adjustments.

Adjustments to the Unaudited Pro Forma Combined Statement of Financial Position

(a)

The adjustment to cash and cash equivalents reflects the cash consideration of $30.0 million paid by Village Farms. The adjustment to accrued liabilities reflects the accrual for the working capital adjustment included in the total consideration.

(b)	Reflects the adoption of ASC 842 – Leases (“ASC 842”), on June 30, 2021, to align Balanced Health’s accounting policy for leases with the Company’s accounting policy for leases.

(c)

Reflects the difference between the consideration paid and the estimated fair value of assets acquired and liabilities assumed. Village Farms has estimated the fair value of Balance Health’s assets and liabilities based on discussions with Balanced Health’s management. Based on the preliminary purchase price allocation, Village Farms has calculated goodwill to be approximately $66.7 million. This amount may increase or decrease based on the final purchase price allocation.

(d)	Reflects the settlement of all outstanding debt, including accrued interest and interest expense, by the owners of Balanced Health on June 30, 2021.

(e)	Reflects the fair value and issuance of the 4,707,113 common shares that were issued to the owners of Balanced Health as part of the purchase consideration.

(f)	Reflects the elimination of Balanced Health’s historical shareholders’ equity.

(g)

Reflects the effect on weighted average shares outstanding and earnings per share from the issuance of 4,707,113 common shares that were issued to the owners of Balanced Health as part of the consideration.